UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
___________________________
 FORM 8-K
___________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 3, 2010
___________________________
Silicon Graphics International Corp.
(Exact name of registrant as specified in its charter)
 ___________________________

Delaware	000-51333	32-0047154
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

 46600 Landing Parkway
Fremont, CA 94538
(Address of principal executive offices and zip code)
Registrant's telephone number, including area code: (510) 933-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07     Submission of Matters to a Vote of Security Holders.
The following is a brief description of each matter submitted to a vote at the Annual Meeting of Stockholders of Silicon Graphics International Corp. (“SGI”) on December 3, 2010 (the “Annual Meeting”), as well as the number of votes cast with respect to each matter. For more information about these proposals, please refer to SGI's proxy statement dated October 22, 2010 (the “Proxy Statement”) filed with the Securities and Exchange Commission. At the Annual Meeting, Proposals 1 and 2 were approved.
Proposal No. 1
The stockholders elected each of the following persons as a director to hold office until the 2011 Annual Meeting of Stockholders and their successors are duly elected and qualified or until earlier retirement, resignation or removal.

Name of Director	Votes For	Votes Against	Votes Witheld	Broker Non-Votes
Mark J. Barrenechea	15,578,173	—	143,534	—
Charles M. Boesenberg	15,578,114	—	143,593	—
Gary A. Griffiths	15,578,646	—	143,061	—
Michael W. Hagee	15,579,346	—	142,361	—
Douglas R. King	15,580,243	—	141,464	—
Hagi Schwartz	15,577,214	—	144,493	—
Ronald D. Verdoorn	15,580,243	—	142,181	—

Proposal No. 2
The stockholders ratified the selection by the Audit Committee of the Board of Directors of Deloitte & Touche LLP as SGI's independent registered public accounting firm for the fiscal year ending June 24, 2011 with 26,893,998 affirmative votes, 104,516 votes against and 20,528 votes withheld.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Silicon Graphics International Corp.
Dated: December 9, 2010	By:	/s/ Maurice Leibenstern
Maurice Leibenstern
Senior Vice President, General Counsel and Corporate Secretary